EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-176408 AND 333-286578 on Form S-8 and Registration Statement No. 333-268791 on Form S-3 of our reports dated November 26, 2025, relating to the financial statements of Central Garden & Pet Company and the effectiveness of Central Garden & Pet Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K for the year ended September 27, 2025.

/s/ DELOITTE & TOUCHE LLP
San Francisco, California
November 26, 2025